EXHIBIT 5.1

                       FIRST AMENDMENT TO LEASE AGREEMENT
                       ----------------------------------

         This FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of May 2, 2007 by and between JNL REAL ESTATE, LLC, a Pennsylvania limited liability company ("JNL"), EASTWOOD ASSOCIATES, LLC, a Pennsylvania limited liability company ("Eastwood"), and HBL HOLDINGS, LLC, a Pennsylvania limited liability company ("HBL"), collectively trading and doing business as 925 BERKSHIRE BOULEVARD JOINT VENTURE ("Lessor"), and CIMNET, INC., a Delaware corporation ("Lessee") (hereinafter sometimes collectively referred to as the "Parties"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Lease (defined below).

                              W I T N E S S E T H:

         WHEREAS, JNL, Eastwood, HBL, Lessor and Lessee entered into a Lease Agreement dated January 24, 2007 (the "Lease"), covering the premises located at 925 Berkshire Boulevard, Wyomissing, Berks County, Pennsylvania 19610, as more fully described in the Lease (the "Leased Premises"); and

         WHEREAS, The Parties desire to amend the Lease on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

         1. Option to Terminate. Notwithstanding anything in the Lease to the contrary, the Parties agree that effective at any time on or after January 31, 2010, Lessee shall have the right and option to terminate the Lease (the "Termination") by (i) delivery of no less than six (6) months advance written notice to Lessor (the "Termination Notice"), and (ii) payment to Lessor, on the date of the Termination (which shall be set forth in the Termination Notice and shall be the last day of a month) of the Termination Fee. For purposes of this Amendment, the "Termination Fee" shall equal $400,000 if the Termination occurs on January 31, 2010, such amount to be reduced by $8,333.33 for each month that passes thereafter without the occurrence of the Termination. Notwithstanding the foregoing, at no point will the Termination Fee be reduced below $160,000. For illustrative purposes, the sliding scale applicable to the Termination Fee is attached hereto as Exhibit A.

         2. Assignment and Subletting. Section 6 of the Lease is amended as follows:

         2.1 The introductory paragraph in Section 6 of the Lease is hereby deleted and replaced with the following:

                  "Negative Covenants of Lessee. Lessee covenants and agrees that it will do none of the following things without first obtaining the consent, in writing, of Lessor, which consent Lessor shall not unreasonably withhold, condition or delay, and without providing Lessor with reimbursement for any reasonable expenses incurred or incidental to Lessee's proposed action."

         2.2 Paragraph (b) of Section 6 of the Lease is hereby amended by adding the following at the end of such paragraph (b) of Section 6:

                  "Notwithstanding anything herein to the contrary, Lessor's consent shall not be required in the event of any assignment or subletting by Lessee to: (i) any "Affiliate" (defined for the purposes of this Lease as any entity controlling, controlled by, or under common control with Lessee), or (ii) any third party, provided that (a) such third party (or a guarantor that has agreed to guarantee the obligations of such third party) has net profit in excess of $1,500,000 for the most recently reported 12-month period, and (b) Lessee provides Lessor prior written notice of the assignment or subletting at least twenty (20) days prior to the effective date thereof, together with the relevant financial data of such third party. In the case of either Lessee subletting the Leased Premises or an assignment pursuant to clause (i) above, Lessee shall remain responsible for all of its obligations arising under the Lease. In the case of a valid assignment pursuant to clause (ii) above, Lessor shall be deemed unconditionally released from all of its obligations arising under the Lease."

         3. Subordination, Non-Disturbance and Attornment. Lessor represents to Lessee that as of the date of this Amendment the Premises is encumbered by a mortgage in favor of the Lessor's lender (the "Security Deed") and that Lessor is the fee simple owner of the Premises. Lessee agrees that the Lease (as amended hereby) is and shall remain subject and subordinate to such Security Deed; provided, however, that as a part of such subordination and on the Lease Amendment Effective Date (as defined in Section 8 of this Amendment), Lessor, Lessee and Lessor's lender shall enter into said lender's standard, commercially reasonable form of Subordination, Non-Disturbance and Attornment Agreement ("SNDA"), provided that (i) such form is acceptable to Lessee in its reasonable discretion, and (ii) except for the subordination of this Lease to the Security Deed, such SNDA does not impair Lessee's rights or remedies or increase Lessee's obligations under the Lease. In the event that, following the date of this Amendment, Lessor desires to refinance the debt secured by the Security Deed, or otherwise encumber the Premises with a deed to secure debt, deed of trust, mortgage or other similar instrument, Lessee agrees to subordinate this Lease to such instrument provided that Lessor, Lessee and Lessor's lender enter into said lender's standard, commercially reasonable form of SNDA, provided that (i) such form is acceptable to Lessee in its reasonable discretion, and (ii) except for the subordination of this Lease to the applicable financing, such SNDA does not impair Lessee's rights or remedies or increase Lessee's obligations under the Lease.

         4. Memorandum of Lease. Upon request by any of the Parties, the Parties each agree to execute a Memorandum of Lease in recordable form, setting forth such provisions of the Lease (as amended hereby) as may be required by Pennsylvania law. If so requested by Lessee, Lessor shall execute such Memorandum of Lease simultaneously with the execution of this Amendment. Recording costs, together with any transfer taxes or other fees charged by any local or state governmental authorities in connection with such recordation, shall be borne by the party requesting recordation of same. The provisions of the Lease (as amended hereby) shall control with regard to any omissions from, or provisions which may be in conflict with, the Memorandum of Lease.

         5. Improvements and/or Alterations. Paragraph (b) of Section 18 of the Lease is hereby amended and restated as follows: "Upon written consent by Lessor, Lessee may erect or make all improvements and/or alterations to the Premises which are reasonably necessary to Lessee's business. Upon expiration or sooner termination of this Lease, Lessee covenants and agrees that Lessee will remove (at the request of Lessor) all improvements and/or alterations made by Lessee and restore the Premises to the same or substantially the same condition existing before Lessee made such improvements and/or alterations, such removal and/or restoration costs to be borne solely by Lessee."

         6. No Further Amendment. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

         7. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures on this Amendment and certain other documents to be delivered in connection with this Agreement may be delivered by facsimile in lieu of an original signature, and the Parties agree to treat such signatures as original signatures and shall be bound thereby.

         8. Execution; Condition to Amendment. The Parties have executed this Amendment simultaneously with the execution of that certain Agreement and Plan of Merger (the "Merger Agreement") by and between Invensys Systems, Inc., Sidus Acquisition Corp., and Lessee. Notwithstanding anything in this Amendment to the contrary, the Parties agree and acknowledge that this Amendment shall become effective only upon the Closing of the transactions contemplated by the Merger Agreement, and that this Amendment shall be deemed effective as of the Effective Time of the Merger (the "Lease Amendment Effective Date"). In the event that the Merger Agreement is terminated, this Amendment shall immediately become null and void and of no force or effect, without need for any further documentation.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

                                       LESSOR:

                                       925 BERKSHIRE BOULEVARD JOINT VENTURE
                                       by and through:

                                          JNL REAL ESTATE, LLC

                                          By:  /s/ JOHN D. RICHARDSON, III
                                               ---------------------------------
                                               Name:    John D. Richardson, III
                                               Title:   Manager


                                          By   /s/ LYNN M. RICHARDSON
                                               ---------------------------------
                                               Name:    Lynn M. Richardson
                                               Title:   Manager


                                          EASTWOOD ASSOCIATES, LLC

                                          By:  /s/ JASON DIETRICH
                                               ---------------------------------
                                               Name:    Jason Dietrich
                                               Title:   Manager


                                          By:  /s/ THOMAS BYRNE
                                               ---------------------------------
                                               Name:    Thomas Byrne
                                               Title:   Manager


                                          By:  /s/ BRADLEY WILLIAMS
                                               ---------------------------------
                                               Name:    Bradley Williams
                                               Title:   Manager


                                          By:  /s/ KEVIN J. WARCZYGLOWA
                                               ---------------------------------
                                               Name:    Kevin J. Warczyglowa
                        .                      Title:   Manager


                                          HBL HOLDINGS, LLC

                                          By:  /s/ WILLIAM J. NYMAN
                                               ---------------------------------
                                               Name:    William J. Nyman
                                               Title:   Manager

                                       LESSEE:

                                       CIMNET, INC.

                                       By:  /s/ JOHN D. RICHARDSON, III
                                            ------------------------------------
                                            Name:    John D. Richardson, III
                                            Title:   President and CEO

                                    Exhibit A

                          Termination Fee Sliding Scale
                          -----------------------------

   --------------------------------------------------------------------
   Termination Date                            Termination Fee
   --------------------------------------------------------------------

   --------------------------------------------------------------------
   January 31, 2010                              $400,000.00
   --------------------------------------------------------------------
   February 28, 2010                             $391,666.67
   --------------------------------------------------------------------
   March 31, 2010                                $383,333.34
   --------------------------------------------------------------------
   April 30, 2010                                $375,000.01
   --------------------------------------------------------------------
   May 31, 2010                                  $366,666.68
   --------------------------------------------------------------------
   June 30, 2010                                 $358,333.35
   --------------------------------------------------------------------
   July 31, 2010                                 $350,000.02
   --------------------------------------------------------------------
   August 31, 2010                               $341,666.69
   --------------------------------------------------------------------
   September 30, 2010                            $333,333.36
   --------------------------------------------------------------------
   October 31, 2010                              $325,000.03
   --------------------------------------------------------------------
   November 30, 2010                             $316,666.70
   --------------------------------------------------------------------
   December 31, 2010                             $308,333.37
   --------------------------------------------------------------------
   January 31, 2011                              $300,000.04
   --------------------------------------------------------------------
   February 28, 2011                             $291,666.71
   --------------------------------------------------------------------
   March 31, 2011                                $283,333.38
   --------------------------------------------------------------------
   April 30, 2011                                $275,000.05
   --------------------------------------------------------------------
   May 31, 2011                                  $266,666.72
   --------------------------------------------------------------------
   June 30, 2011                                 $258,333.39
   --------------------------------------------------------------------
   July 31, 2011                                 $250,000.06
   --------------------------------------------------------------------
   August 31, 2011                               $241,666.73
   --------------------------------------------------------------------
   September 30, 2011                            $233,333.40
   --------------------------------------------------------------------
   October 31, 2011                              $225,000.07
   --------------------------------------------------------------------
   November 30, 2011                             $216,666.74
   --------------------------------------------------------------------
   December 31, 2011                             $208,333.41
   --------------------------------------------------------------------
   January 31, 2012                              $200,000.08
   --------------------------------------------------------------------
   February 28, 2012                             $191,666.75
   --------------------------------------------------------------------
   March 31, 2012                                $183,333.42
   --------------------------------------------------------------------
   April 30, 2012                                $175,000.09
   --------------------------------------------------------------------
   May 31, 2012                                  $166,666.76
   --------------------------------------------------------------------
   June 30, 2012                                 $160,000.00
   --------------------------------------------------------------------
   July 31, 2012                                 $160,000.00
   --------------------------------------------------------------------
   August 31, 2012                               $160,000.00
   --------------------------------------------------------------------
   September 30, 2012                            $160,000.00
   --------------------------------------------------------------------
   October 31, 2012                              $160,000.00
   --------------------------------------------------------------------
   November 30, 2012                             $160,000.00
   --------------------------------------------------------------------
   December 31, 2012                             $160,000.00
   --------------------------------------------------------------------
   January 31, 2013                              $160,000.00
   --------------------------------------------------------------------
   February 28, 2013                             $160,000.00
   --------------------------------------------------------------------
   March 31, 2013                                $160,000.00
   --------------------------------------------------------------------
   April 30, 2013                                $160,000.00
   --------------------------------------------------------------------
   May 31, 2013                                  $160,000.00
   --------------------------------------------------------------------

   --------------------------------------------------------------------
   June 30, 2013                                 $160,000.00
   --------------------------------------------------------------------
   July 31, 2013                                 $160,000.00
   --------------------------------------------------------------------
   August 31, 2013                               $160,000.00
   --------------------------------------------------------------------
   September 30, 2013                            $160,000.00
   --------------------------------------------------------------------
   October 31, 2013                              $160,000.00
   --------------------------------------------------------------------
   November 30, 2013                             $160,000.00
   --------------------------------------------------------------------
   December 31, 2013                             $160,000.00
   --------------------------------------------------------------------